Exhibit 10.1

EXECUTION COPY

WHOLESALING AGREEMENT

May 10, 2018

CCO Capital, LLC

2325 E. Camelback Road, 10th Floor

Phoenix, AZ 85016

Ladies and Gentlemen:

International Assets Advisory, LLC, a Florida limited liability company (the “Dealer Manager”), has entered into an exclusive dealer manager agreement dated as of June 28, 2016 (as may be amended, amended and restated or otherwise modified from time to time, the “Dealer Manager Agreement”), with CIM Commercial Trust Corporation, a Maryland corporation (the “Company”), pursuant to which the Dealer Manager has agreed to use its reasonable best efforts to solicit subscriptions in connection with the Company’s public offering (the “Offering”) of a minimum of 400,000 units and a maximum of 36,000,000 units (each a “Unit” and, collectively, the “Units”), with each Unit consisting of (a) one share of Series A Preferred Stock, $0.001 par value per share, of the Company (a “Preferred Share”), and (b) one warrant (a “Warrant”) to purchase 0.25 of a share of Common Stock, $0.001 par value per share, of the Company (each a “Common Share”), for a purchase price of $25 per Unit.  Capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to them in the Dealer Manager Agreement.

The Units are being issued and sold to the public on a “best efforts” basis through the Dealer Manager and the broker-dealers and other appropriately licensed firms participating in the Offering (the “Soliciting Dealers”), pursuant to existing and future Soliciting Dealer Agreements between the Dealer Manager and each Soliciting Dealer (each, a “Soliciting Dealer Agreement”), and Registered Investment Advisors (the “RIAs”) pursuant to existing and future Introducing Agreements (each, an “RIA Agreement”) and through brokerage platforms (the “Platforms”) through existing and future agreements with such Platforms (each, a “Platform Agreement” and together with the Soliciting Dealer Agreements and RIA Agreements, the “Selling Agreements”).

In consideration of the mutual covenants and agreements contained herein, intending to be legally bound, the parties hereby agree to the following terms and conditions set forth in this Wholesaling Agreement (this “Agreement”), to be effective as of May 1, 2018:

1.              Appointment and Acceptance of the Wholesaler

Upon the terms and subject to the conditions set forth in this Agreement, CCO Capital, LLC, a Delaware limited liability company (the “Wholesaler”), hereby is appointed, with the consent of the Company, as evidenced by its execution hereof, and hereby accepts such appointment, as the Dealer Manager’s wholesaler and distribution agent to assist the Dealer Manager in the offer and sale of the Units.

2.              Undertakings of the Wholesaler

(a)                                 The Wholesaler will use diligent efforts to assist the Dealer Manager with the sale of Units through the existing Soliciting Dealers, RIAs and Platforms (collectively, “Offering Participants”) and to recruit new Offering Participants to agree to participate in the Offering (each Offering Participant that executes a Selling Agreement following the date of this Agreement, a “New Relationship”), each of which shall agree to offer and sell the Units on a best-efforts basis without any commitment to purchase any Units and, so long as this Agreement and the relevant Selling Agreements remain in effect, to use diligent efforts to assist the Offering Participants with the performance of their obligations as provided herein.

(b)                                 The Wholesaler covenants and agrees to wholesale Units through registered broker-dealers that are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in good standing and that have signed Soliciting Dealer Agreements, RIAs that have signed RIA Agreements and Platforms that have signed Platform Agreements.

(c)                                  The Wholesaler will use diligent efforts to assist the Dealer Manager in providing certain services to Offering Participants in connection with the Offering, which services will consist primarily of:

(i)                               providing training and education regarding the Company and the offering of the Units;

(ii)                            administering the process of obtaining due diligence and approval of the Offering by Offering Participants, including negotiating and preparing Selling Agreements for final approval and execution, and negotiating the amount of any reallowance of the Dealer Manager Fee to Soliciting Dealers (each, a “Fee Reallowance”);

(iii)                         providing ongoing marketing and sales support for Offering Participants, including providing external wholesaling personnel to market the Offering to the investment advisors, representatives, agents, intermediaries and/or affiliates of Offering Participants (“Representatives”), and operating an internal sales desk for such Representatives;

(iv)                        preparing sales literature and other written information concerning the Company and the Offering for approval by the Company and Dealer Manager (“Authorized Sales Material”) and coordinating with the Dealer Manager to file and clear such Authorized Sales Material with all relevant federal and state governmental and regulatory agencies prior to its use in the Offering;

(v)                           furnishing Authorized Sales Material and Prospectuses to Offering Participants and their Representatives;

(vi)                        coordinating certain closing and settlement operations and performing investor relations and communication functions in connection with the Offering; and

(vii)                     such other assistance to Offering Participants and their Representatives in marketing the Units and otherwise participating in the Offering as agreed to by the parties hereto.

(d)                                 The Wholesaler agrees to monitor, on a monthly basis, the organization and offering fees and expenses, including underwriting fees and expenses as defined in FINRA Rule 2310(b)(4), which it incurs in connection with the Public Offering, and provide a report of all such fees and expenses to the Dealer Manager within 20 days of the last day in each month of the Term. Upon request, the Dealer Manager will provide to the Wholesaler or the Company a report of the aggregate organization and offering fees and expenses, including underwriting fees and expenses as defined in FINRA Rule 2310(b)(4) to date, incorporating the information from the Wholesaler.

(e)                                  The Wholesaler acknowledges that, other than as set forth herein, it is not authorized to act as agent of the Dealer Manager or the Company in any connection or transaction; and agrees not to so act or to purport to so act.

3.              Compensation and Expense Reimbursement

(a)                                 In consideration for the Wholesaler performing its obligations under this Agreement, the Dealer Manager shall pay the Wholesaler a Distribution Fee equal to the aggregate Dealer Manager Fee payable from the date this Agreement becomes effective, reduced by any applicable Fee Reallowances payable to Soliciting Dealers pursuant to an executed Soliciting Dealer Agreement between the Dealer Manager and the Soliciting Dealer (the “Distribution Fee”).

(b)                                 In consideration for its services as dealer manager of the Offering and in connection with its performance of certain operations, closing and settlement functions in connection with the Offering Wholesaler shall advance to IAA a portion of the Distribution Fee in the amount provided on Schedule 1 to this Agreement (the “IAA Fee”).   For the avoidance of doubt, the parties understand and agree that the full IAA Fee shall be payable monthly during the Term of the Agreement irrespective of the amount of the Distribution Fee received by Wholesaler for each respective month, and, to the extent available, shall be paid or advanced from proceeds received by the Wholesaler from the Distribution Fee.

(c)                                  With respect to Units sold to participants in an Offering Participant’s “wrap account” program and which participate in such program, the Wholesaler shall still receive the same Distribution Fee as listed in Section 3(a), provided the Wholesaler meets the eligibility requirements to receive such compensation.

(d)                                 Unless otherwise reimbursed directly by the Company, the Dealer Manager shall also reimburse the Wholesaler for all costs and expenses incurred in connection with bona fide due diligence activities upon presentation of itemized and detailed invoices (which would then be reimbursed by the Company pursuant to the Dealer Manager Agreement), and such other reasonable costs and expenses as Wholesaler may incur in the performance of its duties hereunder, as may be agreed to by the respective parties from time to time.  Upon receipt by IAA of the funds from the Company for Wholesaler’s costs and expenses, IAA shall reimburse Wholesaler the amount due under the invoices.

(e)                                  Notwithstanding any other provision of this Agreement to the contrary, the Company shall have sole discretion to accept or reject any subscription for the Units in whole or in part.

(f)                                   The payment of the initial IAA Fee shall be due and payable upon execution of this Agreement and thereafter the IAA Fee shall be payable to IAA in advance on the first day of each month until the Agreement is terminated.  The parties hereto agree that the Distribution Fee shall be paid concurrently with each monthly Offering closing cycle and any additional closings that occur outside of the monthly Offering closing cycle.

4.              Representations and Warranties of the Company and the Dealer Manager

(a)                                 The Company represents and warrants to the Wholesaler that:

(i)                                     The Company is a corporation duly organized and validly existing under the laws of the State of Maryland, and is in good standing with the State Department of Assessments and Taxation of Maryland, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions, and carry out its obligations, contemplated hereby.

(ii)                                  This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the Dealer Manager and the Wholesaler, constitutes a legal, valid and binding agreement of the Company,  enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles relating to the availability of remedies, and except to the extent that the enforceability of the indemnity provisions contained in this Agreement may be limited under applicable securities laws.

(b)                                 The Dealer Manager represents and warrants to the Wholesaler that:

(i)                                     The Dealer Manager is a limited liability company duly organized and validly existing under the laws of the State of Florida, with full power and authority to conduct its business and to enter into this Agreement and to perform the transactions contemplated hereby.

(ii)                                  This Agreement has been duly authorized, executed and delivered by the Dealer Manager and, assuming due authorization, execution and delivery of this Agreement by the Company and the Wholesaler, constitutes a legal, valid and binding agreement of the Dealer Manager, enforceable against the Dealer Manager in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles relating to the availability of remedies, and except to the extent that the enforceability of the indemnity provisions contained in this Agreement may be limited under applicable securities laws.

(iii)                               The Dealer Manager (A) is duly registered as a broker-dealer pursuant to the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (B) is a member of FINRA in good standing, (C) is a broker or dealer registered as such in those states and jurisdictions where the Dealer Manager is required to be registered in order to provide the services contemplated by this Agreement and the Dealer Manager Agreement, and (D) it and those of its employees and representatives who are required to have approvals, licenses or registrations to act under this Agreement have all applicable required approvals, licenses and registrations to act under this Agreement. There is no provision in the Dealer Manager’s FINRA membership agreement that would prohibit or restrict the ability of the Dealer Manager to carry out the services related to the Offering as contemplated by this Agreement and the Dealer Manager Agreement or to perform its obligations hereunder and thereunder. With respect to its participation in the offer and sale of the Units (including, without limitation any resales and transfers of Units), the Dealer Manager shall comply in all material respects with all applicable requirements of (1) the Securities Act of 1933, as amended (the “Securities Act”) and the applicable rules and regulations promulgated thereunder (the “Securities Act Regulations”), the Exchange Act and the applicable rules and regulations promulgated thereunder (the “Exchange Act Regulations”) and all other federal rules and regulations applicable to the Offering and the sale of the Units, (2) applicable state securities or “blue sky” laws, and (3) the rules set forth in the FINRA rulebook applicable to the Offering, which currently consists of rules promulgated by FINRA, the National Association of Securities Dealers (“NASD”) and the New York Stock Exchange (collectively, the “FINRA Rules”), specifically including, but not in any way limited to, FINRA Rule 2310, FINRA Rule 5110, FINRA Rule 5141, NASD Rule 2340 and NASD Rule 2420.

(iv)                              The Dealer Manager and its representatives have all required permits, licenses, approvals, consent and other authorizations (collectively, “Governmental Licenses”) and have made all filings and registrations with federal and state governmental and regulatory agencies required to conduct their business and to perform their obligations under this Agreement and the Dealer Manager Agreement, except where the inability of such Governmental Licenses to be in full force and effect would not have a material adverse effect on the business, properties, financial position, results of operations or cash flows of the Dealer Manager or as otherwise may be disclosed in the Registration Statement and the Prospectus. The performance of the obligations of the Dealer Manager under this Agreement and the Dealer Manager Agreement will not (A) violate or result in a breach of any provisions of its articles of incorporation or by-laws (or similar instruments or documents) or any order, law or regulation binding upon it, and (B) result in a material breach of any provisions of any agreement or instrument to which it is a party or which is otherwise binding upon it.

5.              Representations and Warranties of the Wholesaler

The Wholesaler represents and warrants to the Company and the Dealer Manager:

(a)                                 The Wholesaler is a limited liability company duly organized and validly existing under the laws of the State of Delaware, with full power and authority to conduct its business and to enter into this Agreement and to perform the transactions contemplated hereby.

(b)                                 This Agreement has been duly authorized, executed and delivered by the Wholesaler and, assuming due authorization, execution and delivery of this Agreement by the Dealer Manager and the Company, constitutes a legal, valid and binding agreement of the Wholesaler, enforceable against the Wholesaler in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles relating to the availability of remedies, and except to the extent that the enforceability of the indemnity provisions contained in this Agreement may be limited under applicable securities laws.

(c)                                  The Wholesaler (i) is duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, (ii) is a member of FINRA in good standing, (iii) is a broker or dealer registered as such in those states and jurisdictions where the Wholesaler is required to be registered in order to provide the services contemplated by this Agreement, and (iv) it and those of its employees and representatives who are required to have approvals, licenses or registrations to act under this Agreement have all applicable required approvals, licenses and registrations to act under this Agreement. There is no provision in the Wholesaler’s FINRA membership agreement that would prohibit or restrict the ability of the Wholesaler to carry out the services related to the Offering as contemplated by this Agreement or to perform its obligations hereunder. With respect to its participation in the offer and sale of the Units (including, without limitation any resales and transfers of Units), the Wholesaler agrees to comply in all material respects with all applicable requirements, in each case to the extent such requirements are applicable to the Wholesaler in connection with the performance of its obligations hereunder, of (i) the Securities Act, the Exchange Act, the Securities Act Regulations and the Exchange Act Regulations and all other federal rules and regulations applicable to the Offering and the sale of the Units, (ii) applicable state securities or “blue sky” laws, and (iii) the FINRA Rules, specifically including, but not in any way limited to, FINRA Rule 2310, FINRA Rule 5110, FINRA Rule 5141, NASD Rule 2340 and NASD Rule 2420.

(d)                                 The Wholesaler and those of its employees and representatives who are required to have Governmental Licenses have all required Governmental Licenses and have made all filings and registrations with federal and state governmental and regulatory agencies required to conduct their business and to perform their obligations under this Agreement. The performance of the obligations of the Wholesaler under this Agreement will not violate or result in a breach of any provisions of its articles of incorporation or by-laws (or similar instruments or documents) or any agreement, instrument, order, law or regulation binding upon it.

6.              Covenants of the Dealer Manager

(a)                                 The Dealer Manager shall comply with the record keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. The Dealer Manager will make such documents and records available to (i) the Wholesaler and/or the Company upon reasonable request, and (ii) representatives of the SEC, FINRA and applicable state securities administrators upon the receipt of an appropriate document subpoena or other appropriate request for documents from any such agency; provided, however, that if the Dealer Manager determines, in its sole discretion, not to provide documents in accordance with this section, it may oppose such document subpoena or other request, provided that the Dealer Manager shall be responsible for all reasonable direct costs of such opposition. The Dealer Manager further agrees to keep such required records with respect to each customer who purchases Units, the customer’s suitability and the amount of Units sold, and to retain such records for six years or such period of time as may be required by the SEC, any state securities commission, FINRA or the Company, whichever is later. The Wholesaler and the Company agree that the Dealer Manager can satisfy its recordkeeping obligations hereunder by contractually requiring such information to be maintained by the Offering Participants offering the Units.

(b)                                 To the extent the Dealer Manager directly sells Units, the Dealer Manager will only offer and sell Units in jurisdiction in which (i) the Units are qualified for sale or are exempt under the applicable state securities or “blue sky” laws thereof, and (ii) the Dealer Manager may lawfully engage in such offers and sales. No Units shall be offered or sold for the account of the Company in any other states or foreign jurisdictions.

(c)                                  The Dealer Manager is familiar with Rule 15c2-8 under the Exchange Act, relating to the distribution of preliminary and final Prospectuses, and confirms that it has complied and will, to the extent applicable to the Dealer Manager in connection with the performance of its obligations hereunder, comply therewith.

(d)                                 During the Term of this Agreement, the Dealer Manager shall continue to be responsible for the timely filing of all documents and information to be filed with the Corporate Financing Department of FINRA, as required under FINRA Rules 5110(b)(5) and 5110(b)(6), and shall have and maintain internal controls sufficient to monitor compliance with the organization and offering expense limitations of FINRA Rule 2310(b)(4).

7.              Covenants of the Wholesaler

(a)                                 The Wholesaler shall, in all material respects and to the extent such requirements are applicable to the Wholesaler in connection with the performance of its obligations hereunder, comply, with the record keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. The Wholesaler will make such documents and records available to (i) the Dealer Manager and the Company upon reasonable request, and (ii) representatives of the SEC, FINRA and applicable state securities administrators upon the receipt of an appropriate document subpoena or other appropriate request for documents from any such agency; provided, however, that in the event the Wholesaler determines, in its sole discretion, not to provide documents in accordance with this section, it may oppose such document subpoena or other request, provided that the Wholesaler shall be responsible for all reasonable direct costs of such opposition.

(b)                                 The Wholesaler is familiar with Rule 15c2-8 under the Exchange Act, relating to the distribution of preliminary and final Prospectuses, and confirms that it will, to the extent applicable to the Wholesaler in connection with the performance of its obligations hereunder, comply with Rule 15c2-8 under the Exchange Act.

(c)                                  If the Wholesaler elects to use any Authorized Sales Materials in connection with the performance of its obligations hereunder, then the Wholesaler agrees that such material shall not be used by it in connection with the Offering and that it will direct Offering Participants not to make such use of any Authorized Sales Materials unless accompanied or preceded by the Prospectus. If the Wholesaler elects to use such Authorized Sales Materials in connection with the performance of its obligations hereunder, the Wholesaler will only use Authorized Sales Materials approved in advance by the Dealer Manager and the Company. The Wholesaler shall not give or provide any information or make any representation other than those contained in the Prospectus or the Authorized Sales Materials. The Wholesaler will not use any “broker-dealer use only” Authorized Sales Materials with members of the public in connection with offers or sales of the Units.

(d)                                 The Wholesaler will suspend or terminate the offering and sale of the Units by the Wholesaler upon request of the Company at any time and resume offering and sale of the Units upon subsequent request of the Company, in each case in connection with the performance of its obligations hereunder.

(e)                                  The Wholesaler will provide to the Company and the Dealer Manager as soon as practicable upon receipt by the Wholesaler copies of any written or otherwise documented customer complaints received by the Wholesaler from Offering Participants relating in any way to the Offering (including, but not limited to, the manner in which the Units are offered by any Offering Participant), the Units or the Company.

(f)                                   The Wholesaler possesses, and shall maintain, sufficient staff, infrastructure, information technology capability and facilities to provide the services to be provided by the Wholesaler pursuant to this Agreement and of the type customarily provided by distribution agents of similar investment products.

(g)                                  The Wholesaler will perform its obligations under this Agreement in accordance with the same ethical and business standards as those standards that the Wholesaler uses to perform its obligations under similar agreements entered into in connection with the other offerings for which the Wholesaler serves as dealer-manager and as are customary and reasonable in the Wholesaler’s industry.

8.              Indemnification; Contribution

(a)                                 For the purposes of this Agreement, an “indemnified party” shall mean a Person entitled to indemnification under this Section 8, as well as such Person’s officers, directors (including with respect to the Company, any Person named in the Registration Statement with his or her consent as becoming a director in the future), employees, members, managers, partners, affiliates, agents and representatives, and each Person, if any, who controls such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(b)                                 Each of the Dealer Manager and the Company shall indemnify and hold harmless the Wholesaler against any and all losses, claims, damages, costs, expenses, liabilities (including any investigatory, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, other than by FINRA in connection with Section 8(d)), and actions to which the Wholesaler and its indemnified parties, or any of them, may become subject under the Securities Act, the Exchange Act, any other federal or state statute, law or regulation, at common law or otherwise, in connection with or related to the Public Offering or this Agreement, insofar as such losses, claims, damages, costs, expenses or liabilities or actions do not arise out of or are not based upon any action or omission of the Wholesaler constituting negligence, misconduct or violation of this Agreement or applicable laws or regulations.

(c)                                  The Wholesaler shall indemnify and hold harmless each of the Company and the Dealer Manager to the same extent as the foregoing indemnity from each of the Company and the Dealer Manager set forth in Section 8(b), but only insofar as such losses, claims, damages, costs, expenses, or liabilities or actions arise out of or are based upon any action or omission of the Wholesaler constituting negligence, misconduct or violation of this Agreement or applicable laws or regulations.

(d)                                 If, after the Public Offering has terminated, FINRA alleges violations of the compensation and expense provisions of FINRA Rule 2310(b)(4)(B)(i) and/or FINRA Rule 2310(b)(4)(B)(ii) (the “Compensation Rules”) against the Dealer Manager in its capacity as dealer manager of the Public Offering, then the Wholesaler shall enter into a joint defense agreement with the Dealer Manager to defend the charges of excessive compensation. Further, in the event of a full and final settlement, or a final disciplinary decision (i.e., where all available appeals have been taken or the time to notice an appeal has passed) wherein the Compensation Rules were found to have been violated by the Dealer Manager, the Wholesaler shall contribute to the Company any amounts that FINRA has determined should be repaid by the Dealer Manager to the Company in connection with the FINRA action. In addition, Wholesaler shall reimburse the Dealer Manager for any fines or penalties assessed against it by, and paid to, FINRA as a result of such action and shall reimburse the Dealer Manager for the reasonable legal fees and costs of defense the Dealer Manager incurred in connection with such action. For the avoidance of doubt, the Dealer Manager shall not be responsible for any amounts required to be contributed by the Wholesaler to the Company or otherwise by the Wholesaler pursuant to this Section 8(d).

(e)                                  Any party which proposes to assert the right to be indemnified under Section 8(b) or 8(c) will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnified party under Section 8(b) or 8(c), notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, and the failure so to notify such indemnifying party of any such action, suit or proceeding shall relieve it from any liability which it may have to any indemnified party under Section 8(b) or 8(c) to the extent, and only to the extent, that such failure was prejudicial to the indemnifying party. In no event shall any such failure relieve an indemnifying party of any liability which it may have to an indemnified party otherwise than under Section 8(b) or 8(c). In case any such action, suit or proceeding shall be brought against any indemnified party and such party shall notify the indemnifying part of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, if it shall wish, individually or jointly with any other indemnifying party, to assume (or have such other party assume) the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election (or the election of such other party) so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation requested by the indemnifying party (or such other party), subsequently incurred by such indemnified party in connection with the defense thereof, except as provided in Section 8(f).

(f)                                   The indemnified party shall have the right to employ its counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless:

(i)                                     the employment by counsel by such indemnified party has been authorized by the indemnifying party (or such other indemnifying party as may have assumed the defense of the action in question);

(ii)                                  the indemnified party reasonably shall have concluded that there may be a conflict of interest between the indemnifying party (or such other party) and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party or such other party shall not have the right to direct the defense of such action on behalf of the indemnified party); or

(iii)                               the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(g)                                  An indemnifying party shall not be liable for any settlement of any action, suit or proceeding or claim effected without its prior written consent.

(h)                                 The exculpation provisions of the Company’s Articles of Incorporation and Bylaws shall not relieve the Dealer Manager or any of its principals from any liability they may have or incur to the Company under this Agreement.

9.              Confidential Information

(a)                                 For purposes of this Agreement, the “Disclosing Party” shall mean the party disclosing Confidential Information and the “Receiving Party” shall mean the party receiving the Confidential Information. “Confidential Information” shall include all information or material that has or could have commercial value or other utility in the business in which the Disclosing Party is engaged, which is identified as confidential at the time of disclosure or that a reasonable person would consider, from the nature of the information and circumstances of disclosure, is confidential to the Disclosing Party. Confidential Information includes original information supplied by the Disclosing Party, as well as all copies or other recordings of same received by or made by the Receiving Party.  Failure to include a confidentiality notice on any materials disclosed to the Receiving Party shall not give rise to an inference that the information disclosed is not confidential.

(b)                                 The Receiving Party agrees to treat the Confidential Information as confidential to and as the property of the Disclosing Party and to use an appropriate degree of care (which, in any case, will not be less than the degree of care it uses with respect to its own information of like nature) to prevent disclosure of the Confidential Information of the Disclosing Party.  The Receiving Party will use the Confidential Information only for the purposes set forth in this Agreement. The Receiving Party will not disclose this Agreement or the Confidential Information, except to the Receiving Party’s directors, officers, employees and contractors who have a need to have same disclosed to them for the purpose of carrying out the purposes set forth in this Agreement and who have been advised of the obligation of confidentiality and are obligated to keep the Confidential Information confidential. In the case of the Receiving Party disclosing Confidential Information to any of its contractors who have a need to have same disclosed to them, any and all such contractors must have executed a non-disclosure agreement with the Receiving Party with conditions at least as restrictive as this Agreement.

(c)                                  Nothing in this Agreement is to be construed as granting the Receiving Party any title, ownership, license or other right or interest with respect to the Confidential Information of the Disclosing Party. Confidential Information will be held in trust by the Receiving Party for sole and exclusive benefit of the Disclosing Party.

(d)                                 Confidential Information, together with all related memoranda, notes, and other writings prepared by the Receiving Party incorporating the Confidential Information, and all copies thereof, will be returned or delivered by the Receiving Party to the Disclosing Party or destroyed by the Receiving Party: upon request by the Disclosing Party at any time.  Notwithstanding anything in this Agreement to the contrary, the Receiving Party shall not be required to destroy or erase any general electronic archive or back-up tapes that are routinely kept in the ordinary course of business pursuant to records retention policies or “litigation holds” on destruction of documents imposed by their counsel in connection with pending or threatened litigation.  A senior officer of the Receiving Party, if requested by the Disclosing Party in writing, shall certify, by way of affidavit or statutory declaration, on behalf of the Receiving Party that all such Confidential Information has been returned, delivered or destroyed, as applicable.

(e)                                  The Receiving Party will not copy or reproduce in any other manner or form the Confidential Information except as reasonably required for the purposes set forth in this Agreement and will ensure that any notices of confidentiality or other proprietary rights in, on or to the Confidential Information are reproduced on all copies.

(f)                                   This Agreement does not apply to or restrict either of the Parties from using or disclosing: (i) Confidential Information which is or becomes public other than through a breach of this Agreement; (ii) Confidential Information already known by the Receiving Party prior to the date of this Agreement; (iii) Confidential Information which is disclosed, without obligation of confidentiality to the Receiving Party by a person or entity who is not a party to this Agreement and who is entitled to disclose such information without breaching an obligation of confidentiality; or (iv) Confidential Information that is required to be disclosed by operation of law, regulation or court order, in which case the Receiving Party shall limit such disclosure to that which is required and the Receiving Party shall provide the Disclosing Party with prior written notice of such disclosure sufficient to enable the Disclosing Party to obtain an appropriate protective order, if the Disclosing Party so desires.

(g)                                  The Receiving Party hereby acknowledges that all Confidential Information is owned solely by the Disclosing Party and that unauthorized disclosure or use of the Confidential Information would cause the Disclosing Party irreparable harm, significant injury and other damages, the degree, extent or value of which may be difficult, if not impossible, to ascertain. Accordingly, the Receiving Party agrees that the Disclosing Party shall have the right to obtain an immediate injunction against any actual, threatened or anticipated breach of this Agreement, as well as the right to pursue all other rights and remedies available at law or in equity for same.

(h)                                 The Receiving Party acknowledges that the Disclosing Party might suffer irreparable harm due to delay if, as a condition of to obtaining an injunction, restraining order or other equitable remedy with respect to such a breach, the Disclosing Party was required to demonstrate that it would suffer irreparable harm.  Therefore, the Receiving Party expressly consents to the issuance of a temporary restraining order or preliminary injunction by any court with jurisdiction over the Receiving Party to prohibit breach of this Agreement, or to maintain the status quo pending the outcome of any court proceeding that may be initiated.

10.       Relationship of Wholesaler, Offering Participants and the Dealer Manager

(a)                                 The obligations of each of the Wholesaler and the Offering Participants are several and not joint. Nothing herein contained shall constitute the Wholesaler and the Offering Participants, or any of them, as an association, partnership, unincorporated business or other separate entity. The Dealer Manager and the Company shall be under no liability to the Wholesaler except for lack of good faith and for obligations expressly assumed by the Dealer Manager and the Company in this Agreement.

(b)                                 The parties hereto acknowledge that the Wholesaler’s obligations under this Agreement have no impact on, and in no way release the Dealer Manager from, the Dealer Manager’s obligations and rights to act as the exclusive agent and dealer manager for the Company pursuant to the Dealer Manager Agreement.

11.       Termination

(a)                                 This Agreement shall remain in full force and effect for sixty (60) days following the date hereof (the “Term”).  Thereafter, this Agreement shall be automatically renewed for additional and successive terms of one (1) month (each, a “Successive Term”), unless and until terminated as provided in this Section 10 by any party upon written notice to the other parties at least five (5) days prior to the end of the Term or Successive Term, as applicable.

(b)                                 This Agreement shall terminate automatically upon the termination of the Dealer Manager Agreement. If the Dealer Manager Agreement is terminated or there has been notice of termination, then prior to the date of its termination the Dealer Manager agrees to promptly transfer and assign the currently effective Dealer Manager Agreement and all applicable Selling Agreements to the Wholesaler or such other party designated by the Company (the “Designated Successor”), together with all associated duties, rights, obligations and interests, and the Dealer Manager will work with FINRA and the other parties hereto to obtain regulatory approval for the Designated Successor to serve as Dealer Manager. The Dealer Manager will cooperate fully with the Company and the Designated Successor to accomplish an orderly transfer.

(c)                                  This Agreement shall automatically expire on the termination date of the Offering as described in the Prospectus.

(d)                                 The termination of this Agreement for any reason shall not affect (i) the obligation of the Dealer Manager to pay the Distribution Fees accrued and reimburse costs and expenses incurred prior to the termination hereof, or (ii) the obligations under Section 8.

12.       Miscellaneous

(a)                                 This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto; provided, however, that a party hereto may not assign any rights, obligations, or liabilities hereunder without the prior written consent of the other parties.

(b)                                 All notices, requests, demands, approvals, consents, waivers and other communications required or permitted to be given under this Agreement (each, a “Notice”) shall be in writing and shall be (i) delivered personally, (ii) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (iii) sent by next-day or overnight mail or delivery:

If to the Dealer Manager:

International Assets Advisory, LLC

390 North Orange Ave., Suite 750

Orlando, Florida 32801

Attention: General Counsel

If to the Company:

CIM Commercial Trust Corporation

17950 Preston Road, Suite 600

Dallas, Texas 75252

Attention: Chief Executive Officer

If to the Wholesaler:

CCO Capital, LLC

2325 E. Camelback Road, 10th Floor

Phoenix, AZ 85016

Attention: President

or to such other Person or address as any party shall specify by Notice in writing to the other parties in accordance with this Section 13(b). Each Notice shall be deemed effective and given upon actual receipt or refusal of receipt.

(c)                                  This Agreement and any disputes relative to the interpretation or enforced hereto shall be governed by and construed under the internal laws, as opposed to the conflicts of laws provisions, of the State of New York.

(d)                                 All captions used in this Agreement are for convenience only, are not a part hereof and are not to be used in construing or interpreting any aspect hereof.

(e)                                  This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in multiple counterparts, each such counterpart to be deemed an original but which all together shall constitute one and the same instrument.

(f)                                   This Agreement may not otherwise be amended, supplemented or waived except by the express written consent of the parties hereto. No waiver of any provision of this Agreement may be implied from any course of dealing between or among any of the parties hereto or from any failure by any party hereto to assert its rights under this Agreement on any occasion or series of occasions.

(g)                                  The provisions of this Agreement shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect.

(h)                                 If any provision of this Agreement, or the application of any provision to any person or circumstance, shall be held to be inconsistent with any law, ruling, rule or regulation, the remainder of this Agreement or the application of the provision to persons or circumstances other than those as to which it is held inconsistent, shall not be affected thereby.

If the foregoing is in accordance with your understanding of this Agreement, please sign and return a counterpart hereof, whereupon this Agreement will become a binding agreement among us in accordance with its terms.

[Signature page follows.]

CIM COMMERCIAL TRUST CORPORATION

By:	/s/ David Thompson
Name:	David Thompson
Title:	Chief Financial Officer

INTERNATIONAL ASSETS ADVISORY, LLC

By:	/s/ David Weinberger
Name:	David Weinberger
Title:	Chief Operations Officer

Confirmed, Accepted and Agreed to
as of the date first above written:

CCO CAPITAL, LLC

By:	/s/ William Miller
Name:	William C. Miller
Title:	President